Exhibit P

                                 THE WEISS FUND
                          WEISS CAPITAL SECURITIES, INC
                         WEISS CAPITAL MANAGEMENT, INC.
                       AMENDED AND RESTATED CODE OF ETHICS
                       (Adopted as of September 30, 2004)

I.       Legal Requirement

         Rule 17j-l under the Investment Company Act of 1940 (the "1940 Act") makes it unlawful for any director, trustee, officer or employee of any series (a "Fund") of The Weiss Fund (the "Investment Company") or of its investment adviser, Weiss Capital Management, Inc. (the "Investment Adviser"), or principal underwriter, Weiss Capital Securities, Inc. (the "Distributor"), (as well as other persons), in connection with the purchase and sale, directly or indirectly, by such person of a security "held or to be acquired" by the Investment Company:

         1. To employ any device, scheme or artifice to defraud the Investment Company;

         2. To make any untrue statement of a material fact to the Investment Company or omit to state a material fact necessary in order to make the statements made to the Investment Company, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Investment Company; or

         4. To engage in any manipulative practice with respect to the Investment Company.

         A security(1) "held or to be acquired" by a Fund means (a) that within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or by the Investment Adviser for purchase by the Fund; and (b) any option to purchase or sell, and any security convertible into or exchangeable for a security.

         To assure compliance with these restrictions, the Investment Company, the Investment Adviser and the Distributor shall adopt and agree to be governed by the provisions contained in this Code of Ethics. In the case of the Investment Adviser, the restrictions and obligations under this Code of Ethics apply to its management of the Investment Company and to all other client accounts under its management, and (except where otherwise indicated) references to the Investment Company herein shall be interpreted to include such other accounts as well.

_________________

1    For purposes of this Code of Ethics,  the term "security" does not include:
     (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies registered under the 1940 Act.

II.      General Principles

         The Investment Company, the Investment Adviser and the Distributor shall be governed by the following principles and shall apply them to their trustees, directors, officers, employees and Access Persons, as applicable:(2)

         A. No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l set forth above.

         B. The interests of the Funds and their shareholders are paramount and come before the interests of any Access Person or employee.

         C. Personal investing activities of all Access Persons and employees shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Funds and their shareholders.

         D. Access Persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of the Funds and their shareholders.

III.     Substantive Restrictions

         A. The price paid or received by a Fund for any security should not be affected by buying or selling activity on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

               (a) no Access Person shall enter an order for the purchase or sale of a security which a Fund is, or is considering, purchasing or selling until the day after the Fund's transactions in that security have been completed, unless the Compliance Officer(3) determines that it is clear that, in view of the nature of the security and the market for such security, the order of the Access Person will not affect the price paid or received by the Fund, provided that the provisions of this paragraph III.A shall not apply to any trustee of the Investment Company who is not an "interested person" of the Fund (as defined in Section 2(a)(19) of the 1940 Act) (an "Independent Trustee") except with respect to securities transactions where such trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Investment Company, should have known, that such security was being purchased or sold by that Investment Company or a purchase or sale of such security was being considered by or with respect to the Investment Company; and

_______________________

2 "Access Person" includes (i)(a) any trustee, director or officer of the Investment Company or the Investment Adviser, or any employee of the Investment Company or the Investment Adviser (or of any company in a control relationship to a Fund or the Investment Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (b) any natural person in a control relationship to a Fund or the Investment Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund; and (ii) any director or officer of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities for a Fund for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities.

     For purposes of this Code, "control" has the same meaning as in Section 2(a)(9) of the 1940 Act.

3 For purposes of this Code, the "Compliance Officer" refers to the designated compliance officer of the Investment Company, the Investment Adviser and the Distributor.

               (b) a Portfolio Manager of a Fund may not buy or sell a security within seven days before or after any Fund trades in the security.(4)

         B. No Investment Person may acquire any securities issued as part of an initial public offering of an issuer.(5)

         C.   Each   Investment   Person  must  seek  prior  approval  from  the
              Compliance Officer before directly or indirectly acquiring Beneficial Ownership(6) in private placement transactions.(7) Such approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund and whether the opportunity is being offered to such person because of his or her position with a Fund. Any such Investment Person who has been authorized to acquire securities in a private placement must disclose his or her interest if he or she is involved in a Fund's consideration of an investment in such issuer. Any decision to acquire such issuer's securities on behalf of a Fund shall be subject to review by Investment Persons with no personal interest in the issuer.

______________________

4 The term "Portfolio Manager" includes each employee of the Investment Company, the Investment Adviser or the Distributor authorized to make investment decisions on behalf of any Fund.

5 "Investment Person" means (i) any employee of the Investment Company, the Investment Adviser or the Distributor (or of any company in a control relationship to the relevant entity) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; and
     (ii) any natural person who controls a Fund, the Investment Adviser or the Distributor and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by the Fund. An Investment Person includes, for example, any Portfolio Manager or employee of the Investment Company, the Investment Adviser or the Distributor, and individuals who advise Portfolio Managers or execute trading decisions, such as a securities analyst or trader.

6 "Beneficial Ownership" generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended. Beneficial ownership is presumed regarding securities and accounts held in the name of a spouse or any other family member living in the same household. Beneficial ownership also extends to transactions by entities over which a person has ownership, voting or investment control, including corporations (and similar entities), trusts and foundations.

7 The term "private placement" shall include offerings that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the 1933 Act.

         D. An Investment Person may not profit from the purchase and sale or sale and purchase of the same or equivalent securities within sixty calendar days. Nothing in this restriction shall be deemed to prohibit avoidance of loss through trading within a period shorter than sixty calendar days.

         E. Any profits derived from securities transactions in violation of paragraphs A, B, C or D, above, shall be forfeited and paid to the Investment Company for the benefit of its shareholders, to private account holders and/or to charity, as appropriate and practicable, and/or dealt with in any other manner deemed appropriate and in the best interests of the Investment Company and its shareholders and/or private account holders.

         F. No Associated Person shall accept or receive any gift of more than de minimis value from any person or -- ------- entity that does business with or on behalf of the Investment Adviser, the Distributor or the Investment Company.(8) Gifts of a de minimis value (i.e., gifts whose reasonable value is no -- ------- more than $100 annually from a single giver), customary business lunches, dinners and entertainment (e.g., sporting events), and promotional items (e.g., pens and mugs) may be accepted. Extraordinary or extravagant gifts are not permissible and must be declined or returned. If a gift is received that might be prohibited by this Code, the Associated Person shall inform the Compliance Officer immediately. All solicitations of gifts or gratuities are unprofessional and are strictly prohibited. Gifts accepted in violation of this paragraph shall be forfeited, if practicable, and/or dealt with in any manner deemed appropriate and in the best interests of the Investment Company and its shareholders and/or private account holders.

         G. An Investment Person shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer, following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

         H. The restrictions of this Section III shall not apply to the following transactions, unless the Compliance Officer determines that such transactions violate the General Principles of this
              Code:

               1.   reinvestments of dividends pursuant to a plan;

               2. transactions in: direct obligations of the Government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments;(9) and shares of registered open-end investment companies;

__________________

8 An "Associated Person" includes each director, trustee, officer or employee of the Investment Company, the Investment Adviser or the Distributor.

               3.   transactions   in  which   direct  or  indirect   beneficial
                    ownership is not acquired or disposed of;

               4. transactions in accounts as to which an Access Person has no investment control, subject, as applicable, to Section III.H.5;

               5. transactions in accounts of an Access Person for which investment discretion is not maintained by the Access Person, but is granted to any of the following that are unaffiliated with the Investment Adviser: a registered broker-dealer, registered investment adviser or other investment manager acting in a similar fiduciary capacity, provided the following conditions are satisfied:

                    (a) The terms of the account agreement ("Agreement") must be in writing and filed with the Compliance Officer prior to any transactions;

                    (b) Any amendment to the Agreement must be filed with the Compliance Officer prior to its effective date;

                    (c) The Agreement must require the account manager to comply with the reporting provisions of sub-paragraph 4 of Section IV.A;

                    (d) The Agreement shall prohibit: acquisitions of securities in initial public offerings; acquisitions of securities in private placements unless prior approval is obtained by the Access Person from the Compliance Officer; and transactions at a profit from the purchase and sale or sale and purchase of the same or equivalent securities within sixty calendar days;

                    (e)  The  exemption  provided by this Section  III.H.5 shall not be available for a transaction or class of transactions which is suggested or directed by the Access Person or as to which the Access Person acquires advance information; and

               6. transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month.

_____________________

9 "High quality short-term debt instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (NRSRO).

IV.      Procedures

         A. In order to determine with reasonable assurance that the provisions of Rule 17j-l and this Code of Ethics are being observed by personnel of the Investment Company, the Investment Adviser and the Distributor:

               1. The Compliance Officer shall create and thereafter maintain a list of all Access Persons. The Compliance Officer shall notify each Access Person that he or she is subject to the reporting requirements described herein, and shall deliver a copy of this Code to each Access Person. The Compliance Officer shall annually obtain written assurances from each Access Person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code and with its reporting requirements.

               2.   Initial and Annual Holdings Reports:

                    (a) No later than 10 days after commencement of employment by the Investment Company, the Investment Adviser or the Distributor, or otherwise assuming the status of "Access Person", and annually thereafter, each Access Person shall disclose in a written initial holdings report, in a form acceptable to the Compliance Officer (the "Initial Holdings Report"), all direct or indirect Beneficial Ownership interests of such Access Person in Reportable Securities,(10) which report shall contain:

                         i) The title, number of shares and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial
                              Ownership   when  the  person  becomes  an  Access
                              Person;

                         ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Reportable Securities are held for the direct or indirect benefit of the Access Person as of the date the person becomes as Access Person; and

                         iii) The  date  that the  report  is  submitted  by the
                              Access Person.

                    (b) Each Access Person annually shall provide the following information (which information must be current as of a date no more than 30 days before the report is submitted) (the "Annual Holdings Report"):

________________________

10 "Reportable Securities" include generally all securities, and financial instruments related to securities (including options, warrants and other securities convertible into or exchangeable for a security), except the securities referred to in Section III.H.2.

                         i) The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership;

                         ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                         iii) The date the  report is  submitted  by the  Access
                              Person.

                    Any person who has become an Access Person before March 1, 2000 need not file an Initial Holdings Report, but must file the first of his or her Annual Holdings Reports no later than September 1, 2000.

               3. Each Access Person shall obtain the prior approval of the Compliance Officer of all personal securities transactions in Reportable Securities. Prior to participating in any such personal securities transaction, an Access Person shall provide written notice to the Compliance Officer describing in detail the proposed transaction and the person's proposed role therein and stating whether he or she has received or may receive selling compensation in connection with the transaction. No transaction in Reportable Securities may be effected without the prior written approval of the Compliance Officer.

               4. Each Access Person shall notify the Compliance Officer of all brokerage accounts in which he or she has any beneficial interest within 10 days (a) of receipt of this Code or (b) after the later opening of any such account.

               5. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest, shall arrange for the broker to mail directly to the
                    Compliance Officer at the same time they are mailed or furnished to such Access Person (a) duplicate copies of confirmations covering each transaction in Reportable Securities in such account and (b) copies of periodic statements with respect to the account. If such broker trade confirmations or account statements with respect to an Access Person contain all of the information required in that Access Person's Quarterly Transaction Report (as defined below) and are received by the Compliance Officer within the specified time period, the Access Person need not make the Quarterly Transaction Report.

               6. The provisions of this Section IV.A shall not apply to any Independent Trustee of the Investment Company, except with respect to reporting of securities transactions where such trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Investment Company, should have known that, during the 15-day period immediately preceding or after the date of a transaction in a Reportable Security by the trustee, such Reportable Security was purchased or sold by the Investment Company or a purchase or sale of such Reportable Security was being considered by the Investment Company or the Investment Adviser.

         B.   Access   Persons  shall  comply  with  the  following   additional
              reporting obligations:

               1. Each Access Person shall file a report with the Compliance Officer of all transactions during a calendar quarter in Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (the "Quarterly Transaction Report"). The Compliance Officer shall submit confidential Quarterly Transaction Reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports, who shall act in all respects in the manner prescribed herein for the Compliance Officer. Report forms will be sent to all Access Persons by the Compliance Officer prior to the end of each quarter.

               2. Every Quarterly Transaction Report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the Report relates was effected, and shall contain the following information:

                    (a) With respect to any transaction during the quarter in a Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership:

                         i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

                         ii)  The  nature of the  transaction  (i.e.,  purchase,
                              sale  or  any  other   type  of   acquisition   or
                              disposition);

                         iii) The price at which the transaction was effected;

                         iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                         v) The date that the report is submitted by the Access Person.

                    (b) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                         i) The name of the broker, dealer or bank with or through whom the transaction was effected;

                         ii)  The date the account was established; and

                         iii) The  date  that the  report  is  submitted  by the
                              Access Person.

               3. Any such Quarterly Transaction Report, as well as any Initial and Annual Holdings Reports, may contain a statement that the Report shall not be construed as an admission by the person making such Report that he has any direct or indirect Beneficial Ownership in the Reportable Security to which the Report relates. In addition, a person need not make Initial and Annual Holdings Reports or Quarterly Transaction Reports with respect to transactions effected for, and Reportable Securities held in, any account over which the person has no direct or indirect influence or control.

               4. In the event that no reportable transactions occurred during the quarter, the Quarterly Transaction Report should so note and be returned.

               5. The provisions of this Section IV.B shall not apply to any Independent Trustee of the Investment Company, except with respect to reporting of securities transactions where such trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Investment Company, should have known that, during the 15-day period immediately preceding or after the date of a transaction in a Reportable Security by the trustee, such Reportable Security was purchased or sold by the Investment Company or a purchase or sale of such Reportable Security was being considered by the Investment Company or the Investment Adviser.

         C. The Compliance Officer shall revise, to the extent necessary, the system of monitoring personal investment activity by Access Persons designed to identify abusive or inappropriate trading patterns or other practices of Access Persons to incorporate procedures for reviewing the Initial Holdings Reports, Quarterly Transaction Reports and Annual Holdings Reports. The Compliance Officer shall report to the Board of Trustees of the Investment
              Company on the workings and effectiveness of this system in connection with the annual review of this Code referred to in paragraph IV.H, below.

         D. The Compliance Officer shall report to the Board of Trustees at each meeting (except as indicated below) regarding the following matters not previously reported:

               1. Any information pursuant to Sections IV.A and B with respect to each reported transaction in a security which was held by or acquired by the Investment Company within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the individual responsible for monitoring compliance with the Code of Ethics, the Investment Company or the Investment Adviser was considering the purchase or sale of such security, unless the transaction was a reinvestment of dividends pursuant to a plan.

               2. With respect to any transaction not required to be reported to the Board of Trustees by the operation of subparagraph
                    (1) that he or she believes nonetheless may evidence violation of this policy.

               3.   Apparent violations of the reporting requirements.

               4. Other material violations of this Code of Ethics of which the Compliance Officer has become aware since the previous report pursuant to this Section IV.D.

               5. The results of monitoring of personal investment activities of Associated Persons in accordance with the procedures referred to herein.

         E. The Compliance Officer shall have discretion not to make a report to the Board of Trustees under paragraph IV.D if he or she finds that by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on this Investment Company in connection with its holding or acquisition of the security or that no other material violation of this Code has occurred. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

         F. The Board of Trustees shall consider reports made to it hereunder and upon discovering that a violation of this Code has occurred, the Board of Trustees may impose such sanctions, in addition to any forfeitures imposed pursuant to Section III.E and F hereof, as it deems appropriate, including, among other things, a letter of sanction or suspension or termination of the employment of the violator.

         G. The Compliance Officer shall report to the Board of Trustees on an annual basis concerning existing personal investing procedures and any recommended changes in existing restrictions or procedures, and shall provide a written report for the Board's consideration concerning any issues arising under the Code or related procedures since the last report to the Board, including, but not limited to,
              (i) information about any significant conflicts of interest that arose involving personal investment policies, any material violations of the Code during the prior year and any sanctions imposed in response to those violations, and (ii) a certification that the Investment Adviser, the Distributor and the Investment Company have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         H. In addition to any other requirements imposed under this Code, the Board of Trustees has the following initial and continuing obligations:

               1. The Board, including a majority of the Independent Trustees, must approve this Code of Ethics and any material changes thereto based on a determination that the Code contains provisions reasonably necessary to prevent access persons from engaging in any conduct prohibited by Rule 17j-1(b) under the 1940 Act.

               2. Before approving this Code or any amendments to it, the Board must receive a certification from the Investment Adviser that it has adopted procedures reasonably necessary to prevent access persons from violating the Code.

               3. The Board must approve a material change to this Code no later than six months after adoption of the change.

               4. Before retaining the services of an investment adviser or principal underwriter for a Fund, the Board must approve that entity's code of ethics.

               5. The Board of Trustees shall review the Code and its operation at least once a year.

         I. The Investment Adviser will maintain records in the manner and to the extent set forth below at its principal place of business, and will make these records available to the Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

               1. A copy of this Code of Ethics, or any version that at any time within the past five years was in effect, will be maintained in an easily accessible place.

               2. A record of any violation of this Code, and of any action taken as a result of the violation, will be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

               3. A copy of each report made by an Access Person pursuant to this Code, including any information provided in lieu of the reports, will be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

               4. A record of all Access Persons, currently or within the past five years, who are or were required to make reports under this Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

               5. A copy of each report provided annually to the Board of Trustees regarding the administration of this Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

               6. A record of any decision, and the reasons supporting the decision, to approve any transaction requiring preclearance under this Code, for at least five years after the end of the fiscal year in which the approval is granted.

Appendix __ to the Compliance Manual



                                 THE WEISS FUND
                          WEISS MONEY MANAGEMENT, INC.
                                WEISS FUNDS, INC.

                                 CODE OF ETHICS

                          CERTIFICATE / ACKNOWLEDGMENT


1. I hereby acknowledge receipt of the Weiss Code of Ethics dated [_____, 2004] (the "Code").

2. I hereby certify that I have read, understand and am in full compliance with the Code and agree to abide by its requirements and procedures.

3. I hereby acknowledge that failure to comply fully with the Code may subject me to disciplinary action, including, but not limited to, immediate dismissal.





Signed:    ________________________________     Date:___________________________


Name:      ________________________________
           (please print)

Position with Weiss Money Management, Inc.:  ________________________________

Position with The Weiss Fund:       _______________________________

Position with Weiss Funds, Inc.:    ____________ ____________________

Appendix __ to the Compliance Manual


                                 THE WEISS FUND
                          WEISS MONEY MANAGEMENT, INC.
                                WEISS FUNDS, INC.

                                 CODE OF ETHICS

             Request for Authorization of Securities Transaction(s)

TO:       [Compliance Officer] (or his or her duly appointed designee)
FROM:     _____________________
DATE:     _____________________

Pursuant to Section IV.A.3 of Weiss' Code of Ethics (the "Code"), I hereby request that you authorize my purchase and/or sale of the following Reportable Securities (as defined in the Code):


-------------------- ----------------- ------------ ------------- --------------
                     Nature of          # of        Price Per
Title of Security    Transaction        Shares      Share         Broker/Bank
-------------------- ----------------- ------------ ------------- --------------
-------------------- ----------------- ------------ ------------- --------------

-------------------- ----------------- ------------ ------------- --------------
-------------------- ----------------- ------------ ------------- --------------

-------------------- ----------------- ------------ ------------- --------------
-------------------- ----------------- ------------ ------------- --------------

-------------------- ----------------- ------------ ------------- --------------
-------------------- ----------------- ------------ ------------- --------------

-------------------- ----------------- ------------ ------------- --------------

Affirmation:   I  affirm  that  I  (a)  do  not  possess   material   non-public
               information relating to any of the above-listed  securities;  (b)
               am not aware of any proposed trade or investment program relating to the  securities  by any of the Funds (as defined in the Code);
               and (c) believe the  proposed  trade is  available  to any market
               participant  on  the  same  terms.  Further,   insofar  as  I  am
               considered  under the Code to be an "Investment  Person" I affirm that I have considered the security for the Fund(s) that I manage and the reason I decided not to  purchase  the  security  for the
               Fund(s) is:  ______________________________________
               _________________________________________________________________
               ____________.




Signature:__________________________      Authorized:___________________________


Note: This request may be communicated via E-mail, provided that this format is duplicated.



--------------------------------------------------------------------------------
                            Compliance Department Use
--------------------------------------------------------------------------------

Your trade request has been approved and is valid for 24 hours from the date and time shown below.


By: ____________________________     Date:______________________, ______[am/pm].
    Compliance Officer

Appendix __ to the Compliance Manual


                                 THE WEISS FUND
                          WEISS MONEY MANAGEMENT, INC.
                                WEISS FUNDS, INC.

                                 CODE OF ETHICS

              Initial Securities Holdings Report by Access Persons


              ----------------------------------------------------
             (Date on which the undersigned became an Access Person)

1. Statement of holdings: Please identify in the following table all Reportable Securities* in which you had, or by reason of which you had acquired, any direct or indirect Beneficial Interest* as of the date noted above. (If you held no such securities, answer "None".)

         Note: In lieu of entering the information requested below, you may attach a copy of an account statement received from a broker, dealer or bank; indicate the number of statements attached.


         ------------------------------ -------------------- -------------------

         Title of Security              Number of Shares     Principal Amount
         ------------------------------ -------------------- -------------------
         ------------------------------ -------------------- -------------------

         ------------------------------ -------------------- -------------------
         ------------------------------ -------------------- -------------------

         ------------------------------ -------------------- -------------------
         ------------------------------ -------------------- -------------------

         ------------------------------ -------------------- -------------------


2. Account information: Please identify in the space provided below the name of any broker, dealer or bank with whom you maintain a brokerage account.

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------


* As defined in Weiss' Code of Ethics.


Signed:    ________________________________     Date:___________________________


Name:      ________________________________
           (please print)

Position with Weiss Money Management, Inc.:  ________________________________

Position with The Weiss Fund:       _______________________________

Position with Weiss Funds, Inc.:    _________ _______________________

Appendix __ to the Compliance Manual


                                 THE WEISS FUND
                          WEISS MONEY MANAGEMENT, INC.
                                WEISS FUNDS, INC.

                                 CODE OF ETHICS

               Annual Securities Holdings Report by Access Persons

                                January 31, 200__

1. Statement of holdings: Please identify in the following table all Reportable Securities* in which you had, or by reason of which you had acquired, any direct or indirect Beneficial Interest* as of the date noted above. (If you held no such securities, answer "None".)

         Note: In lieu of entering the information requested below, you may attach a copy of an account statement received from a broker, dealer or bank; indicate the number of statements attached.


         ---------------------------- --------------------- --------------------

         Title of Security            Number of Shares      Principal Amount
         ---------------------------- --------------------- --------------------
         ---------------------------- --------------------- --------------------

         ---------------------------- --------------------- --------------------
         ---------------------------- --------------------- --------------------

         ---------------------------- --------------------- --------------------
         ---------------------------- --------------------- --------------------

         ---------------------------- --------------------- --------------------


2. Account information: Please identify in the space provided below the name of any broker, dealer or bank with whom you maintain a brokerage account.

         -----------------------------------------------------

         -----------------------------------------------------

         -----------------------------------------------------

         -----------------------------------------------------


* As defined in Weiss' Code of Ethics.


Signed:    ________________________________     Date:___________________________

Name:      ________________________________
           (please print)

Position with Weiss Money Management, Inc.:  ________________________________

Position with The Weiss Fund:       _______________________________

Position with Weiss Funds, Inc.:    _________ _______________________

Appendix __ to the Compliance Manual


                                  CONFIDENTIAL

                                 THE WEISS FUND
                          WEISS MONEY MANAGEMENT, INC.
                                WEISS FUNDS, INC.

                                 CODE OF ETHICS

                   Quarterly Report of Securities Transactions
                          Pursuant to Rule 17j-1 under
                       the Investment Company Act of 1940
             For the Quarter Ended (check one): March ___/ June ___/
                       September ___/ December ___, 200__

Section I

____ (If applicable, place checkmark on line and sign below; otherwise complete Section II and sign below.) Although I have Beneficial Ownership* of Reportable Securities*, I do not vote, or direct the voting of, such Securities, and do not dispose of, or direct the disposition of, such Securities. In other words, I do not have any direct or indirect influence or control over such Securities. Therefore, it is my understanding that transactions in such Securities need not be reported.

Section II

1. All Securities Transactions for Calendar Quarter. If no reportable transactions have occurred, answer "None". (Note: In lieu of entering the information requested below, you may attach a copy of each confirmation statement or a copy of each account statement received from a broker, dealer, or bank for the period that includes all of the required information (indicating the number and type of such statements attached).



                             Interest Rate                                                                       Broker, Dealer or
Date of         Title of     and Maturity                           Principal     Nature of      Purchase or     Bank  Effecting
Transaction     Security     Date            Number of Shares       Amount        Transaction    Sale Price      Transaction
------------    --------     ----            ----------------       ------        -----------    ----------      -----------




2. Account information. Please identify in the following table the name of any broker, dealer or bank with whom you established an Account in which any Reportable Securities* were held during the quarter noted above for your direct or indirect beneficial interest.

         --------------------------------- -----------------------------

         Broker, dealer or bank:           Date Account established:
         --------------------------------- -----------------------------
         --------------------------------- -----------------------------

         --------------------------------- -----------------------------
         --------------------------------- -----------------------------

         --------------------------------- -----------------------------
         --------------------------------- -----------------------------

         --------------------------------- -----------------------------


3. Exempt Transactions. If a transaction in a Reportable Security* is exempt from reporting, provide a brief statement of the exemption relied on and the circumstances of the transaction.


* As defined in Weiss' Code of Ethics.


Signed:    ________________________________     Date:___________________________

Name:      ________________________________
           (please print)

Position with Weiss Money Management, Inc.:  ________________________________

Position with The Weiss Fund:       _______________________________

Position with Weiss Funds, Inc.:    _______ _________________________

Appendix __ to the Compliance Manual


                                  INSTRUCTIONS

Section I: If you beneficially own securities, but do not have any direct or indirect influence or control over all such securities, place a checkmark on the line and sign the report at the end. Otherwise, proceed to Section II.

Section II:

1.  Transactions Required to be Reported

         You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. For reporting purposes, beneficial ownership of securities may be regarded as including securities held:

          i) For your benefit by others (e.g., brokers, custodians and pledges).

          ii) For the benefit of your spouse or minor children (or any other relative who shares your home).

          iii) By a partnership of which you are a partner.

          iv) By a company of which you alone, or in conjunction with others, have the power to exercise a controlling influence over the management or policies and which (a) is used by you alone, or with a small group, as a medium for investing or trading in securities, and (b) has no other substantial business.

          v) By a trust over which you have direct or indirect influence or control and under which either you or any member of your immediate family (i.e., your spouse, children, grandchildren, parents, and grandparents) is a beneficiary.

          vi) By a trust over which you alone, or in conjunction with someone not having a substantial interest adverse to yours, have the power to revoke and vest or revest title to yourself at once or at some future time.

Notwithstanding the foregoing, none of the following transactions need to be reported:

          a) Transactions in securities which are direct obligations of the United States.

          b)   Transactions  in  bankers'  acceptances,   bank  certificates  of
               deposit, commercial paper and high quality short-term debt instruments;(11).

          c) Transactions effected in any account over which you do not have any direct or indirect influence or control.

          d) Stock dividends, stock splits, or stocks acquired through an automatic dividend reinvestment plan.

          e) Transactions in "shares of an open-end investment company." Transactions in shares of an open-end investment company include transactions in the shares of the Investment Company.

Date of Transaction

         In the case of a market transaction, state the trade date (not the settlement date).

Title of Security

         State the name of the issuer and the class of the security (e.g., common stock or designated issue of debt securities or preferred stock). In the case of the acquisition or disposition of a put, call, option or other rights (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option. Stock options granted to you by your company should be reported only at the time such options are exercised.

Interest Rate and Maturity Date

          In the case of debt securities, state security's interest rate and maturity date.

Number of Shares

         State the number of shares of stocks, the face amount of the debt securities or other units of other securities. For an option, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, corporation, trust or other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

Principal Amount

         State the principal amount of the transaction.

Nature of Transaction

         State the character of the transaction (e.g., purchase or sale of security, gift, inheritance, purchase or sale of option, or exercise of option).

Purchase or Sale Price

         State the purchase or sale price per share or other unit, exclusive of brokerage commissions, or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

Broker, Dealer or Bank Effecting Transactions

          State the name of the broker, dealer or bank with or through whom the transaction was effected.

2.  Account Information

         Identify the name of any broker, dealer or bank with whom you established an account in which any securities were held during the calendar quarter for your direct or indirect beneficial interest.

3.  Exempt Transactions

         If a transaction in a security is exempt from reporting, provide a brief statement of the exemption relied on and the circumstances of the transaction.

Signature

         Sign the second page of the report.

Filing of Report

         A report should be filed Not Later Than 10 Days after the end of each calendar quarter with [Compliance Officer]

Appendix __ to the Compliance Manual



TO:      The Board of Trustees of The Weiss Fund

FROM:    [Compliance Officer]

DATE:    _________________, 200__

RE:      Quarterly Report of Rule 17j-1 Securities Transactions

--------------------------------------------------------------------------------

As Compliance Officer of The Weiss Fund, Weiss Money Management, Inc. and Weiss Funds, Inc., pursuant to Rule 204-2 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 for the quarter ending ______________________, I have distributed quarterly reports of securities transactions. These forms were distributed to all access persons.

This is to advise that I have received the completed forms no later than 10 days after the end of the calendar quarter in which the transactions to which the report relates were effected, and that after reviewing these reports, there were no violations of the above rules.



---------------------
Compliance Officer